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Exhibit 10.43

CONSENT TO ASSIGNMENT AGREEMENT

        This Consent to Agreement ("Consent") is entered into by and between ev3, Inc., a Delaware corporation ("ev3"), Microvena Corporation, a Minnesota corporation (Microvena"), and SurModics, Inc., a Minnesota corporation ("SurModics").

1.
As of the Effective Date defined in Paragraph 6 below, Microvena, through a merger and change of corporate name, has assigned to ev3 the Master License Agreement entered into between SurModics and Microvena, with an effective date of December 29,1998, and its Attachments A, B1 and B2, as amended from time to time (collectively, the "License Agreement").

2.
As of the Effective Date defined in Paragraph 6 below, Microvena, through a merger and change of corporate name, has assigned to ev3 the SurModics-Modified Product Agreement entered into between SurModics and Microvena, with an effective date of February 21, 2001, and its Attachment A and Exhibit 1, as amended from time to time (collectively, the "Modified Product Agreement").

3.
SurModics hereby consents to the assignment of all of Microvena's rights and obligations under the License Agreement and the Modified Product Agreement to ev3 and the assumption by ev3 of all of Microvena's rights and obligations under the License Agreement and the Modified Product Agreement as of the Effective Date of this Consent.

4.
ev3 hereby acknowledges that it has assumed Microvena's obligations and liabilities in the License Agreement and the Modified Product Agreement and agrees to be bound by and to perform in accordance with the terms of the License Agreement and the Modified Product Agreement, commencing on the Effective Date of this Consent.

5.
The License Agreement and the Modified Product Agreement remain in full force and effect.

6.
This Consent shall be effective September 6, 2002 ("Effective Date").

7.
This Consent shall be governed by the laws of the State of Minnesota.

8.
This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.
The parties to this Consent agree to acknowledge, accept, and treat facsimile signatures as original signatures.

        IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Consent as of the Effective Date defined above.

Accepted by: Microvena Corporation	Accepted by: ev3 Inc.
/s/ Cecily Hines Signature	/s/ Cecily Hines Signature
Cecily Hines Printed Name	Cecily Hines Printed Name
V. P. and General Counsel Title	V. P. and General Counsel Title
Accepted by: SurModics, Inc.
/s/ Robert W. Elliott, Jr. Signature
Robert W. Elliott, Jr. Printed Name
Vice President, Licensing Counsel Title

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  Exhibit 10.43
CONSENT TO ASSIGNMENT AGREEMENT